                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           R.H. DONNELLEY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

LOGO

                           R.H. DONNELLEY CORPORATION
                            ONE MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577

                            ------------------------

                                                                  March 22, 1999

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of R.H. Donnelley Corporation to be held on April 27, 1999, at 9:00 a.m. local time, at CT Corporation, 1209 Orange Street, Wilmington, Delaware.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 1998 is also enclosed.

                                          Sincerely,
                                          /s/ Frank R. Noonan

                                          Frank R. Noonan
                                          Chairman of the Board and
                                          Chief Executive Officer

                           R.H. DONNELLEY CORPORATION
                            ONE MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 1999

To the Stockholders of
R.H. Donnelley Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of R.H. Donnelley Corporation (the "Company") will be held on April 27, 1999, at 9:00 a.m. local time, at CT Corporation, 1209 Orange Street, Wilmington, Delaware. At the Meeting, you will be asked to vote upon the following matters:

     1.  Election of two directors, each for a term of three years;

     2. An amendment to the Company's Restated Certificate of Incorporation to remove the provision restricting the ownership by aliens or foreign corporations of the Company's issued capital stock;

     3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 1999; and

     4. Any other matters that may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on March 15, 1999 as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the meeting. A list of such stockholders will be available at the time and place of meeting and, during the ten days prior to the meeting, at the Company's executive offices located at One Manhattanville Road, Purchase, New York 10577.

                                          By Order of the Board of Directors,

                                          /s/ Jane B. Clark

                                          Jane B. Clark
                                          Vice President and
                                          Corporate Secretary

Purchase, New York
March 22, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE IN PERSON.

                               TABLE OF CONTENTS

Questions and Answers.......................................    1
Proposals to be Voted Upon..................................    4
Board of Directors..........................................    6
  Nominees..................................................    6
  Directors Continuing in Office............................    6
  Committees of the Board of Directors......................    7
  Attendance................................................    7
Directors and Executive Compensation........................    8
  Directors' Compensation...................................    8
  Executive Compensation....................................    8
  Performance Measurement Comparison........................    14
  Report of the Compensation and Benefits Committee.........    15
Security Ownership Of Certain Beneficial Owners And
  Management................................................    19
Other Information...........................................    21
  Nominating Members of the Board of Directors..............    21
  Compliance with Section 16(A) of the Securities Exchange
     Act....................................................    21
  Delivery of Annual Report on Form 10-K....................    21
  Return of Proxy...........................................    22
Exhibit A --
  Proposed Certificate of Amendment to the Restated
     Certificate of Incorporation,
     of R.H. Donnelley Corporation..........................    23

                             QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

     Q:  WHAT AM I VOTING ON?

     A: 1. Election of the two Class III members of the Board of Directors of the Company (William G. Jacobi and Frank R. Noonan);

         2. Approval of an amendment to the Company's Restated Certificate of Incorporation to remove the provision restricting the ownership by aliens or foreign corporations of the Company's issued capital stock; and

         3. Ratification of PricewaterhouseCoopers LLP as the Company's independent accountants for 1999.

         (See page 4 for more details.)
--------------------------------------------------------------------------------

     Q: WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO THE MATTERS TO BE PRESENTED AT THE ANNUAL MEETING?

     A: The Board of Directors recommends a vote IN FAVOR (i) of the nominees for the Class III members of the board; (ii) of the amendment to the Company's Restated Certificate of Incorporation; and (iii) of ratification of PricewaterhouseCoopers LLP as the Company's accountants for 1999.
--------------------------------------------------------------------------------

     Q:  WHO IS ENTITLED TO VOTE?

     A: Stockholders as of the close of business on March 15, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, 33,910,624 shares of the Company's common stock were outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote.
--------------------------------------------------------------------------------

     Q:  HOW DO I VOTE BY PROXY?

     A: Sign and date each proxy card you receive and return it in the prepaid envelope. The proxy will be voted according to your instructions as indicated on the proxy card. If no instructions are given, then your proxy will be voted in favor of the three proposals. With respect to proposals brought before the meeting not referenced in the Proxy Statement, your proxy will be voted in the discretion of the proxies named on the proxy card.(See page 2 for more details.)
--------------------------------------------------------------------------------

     Q:  MAY I REVOKE MY PROXY?

     A: Yes. Your proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by a duly executed proxy bearing a later date, or by voting in person at the meeting.
--------------------------------------------------------------------------------

\
--------------------------------------------------------------------------------

     Q:  HOW DO I VOTE SHARES THAT ARE HELD IN SAVINGS PLANS?

     A: If a stockholder is a participant in the Company's Profit Participation Plan or the DonTech Profit Participation Plan (collectively the "Plans") and has funds invested in the Company's common stock, the proxy will serve as a voting instruction for the trustee of each of the Plans. Fractional shares held by a participant in the Plans are not printed on the proxy but will be voted by the trustee as if included thereon. If a proxy covering shares in the Plans has not been received prior to April 21, 1999, or if it is signed and returned without specification marked in the instruction boxes, the trustee will vote those shares in the same proportion as the shares for which it has received instructions, except as otherwise required by law.
--------------------------------------------------------------------------------

     Q:  WHO WILL COUNT THE VOTE?

     A: Representatives of CT Corporation tabulate the vote and act as inspector of election.
--------------------------------------------------------------------------------

     Q:  WHAT CONSTITUTES A QUORUM?

     A: A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for purposes of conducting business at the Annual Meeting. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters.
--------------------------------------------------------------------------------

     Q: WHAT ARE THE VOTING REQUIREMENTS FOR THE APPROVAL OF EACH OF THE PROPOSALS?

     A: 1. The directors must be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote;

         2. The amendment of the Restated Certificate of Incorporation requires the approval of a majority of the shares entitled to vote at the meeting; and

         3. The ratification of the appointment of PricewaterhouseCoopers LLP requires the approval of the majority of the voting power present in person or represented by proxy and entitled to vote.
--------------------------------------------------------------------------------

     Q:  HOW IS MY PROXY VOTED ON MATTERS NOT IDENTIFIED IN THE PROXY STATEMENT?

     A: The Board of Directors knows of no other matters to be presented for action at the forthcoming Annual Meeting. However, the proxy confers upon the persons named on the proxy card discretionary authority to act upon any other matter that may properly come before the meeting.
--------------------------------------------------------------------------------

     Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     A: It means that your shares are registered differently and, therefore, are in more than one account. Sign and return all proxy cards to ensure that your shares are voted. To improve stockholder services, we encourage you to have all accounts registered in the same name and address. You may do this by contacting our transfer agent, First Chicago Trust Company at (800) 519-3111.
--------------------------------------------------------------------------------

     Q:  WHO MAY ATTEND THE ANNUAL MEETING?

     A: All stockholders as of the Record Date (March 15, 1999) may attend, although seating may be limited.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Q: WHO IS BEARING THE COST OF THIS PROXY SOLICITATION AND HOW IS THE SOLICITATION EFFECTED?

     A: The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The solicitation of proxies may be made by directors, officers and regular employees of the Company personally or by mail, telephone or facsimile communication. No additional compensation will be paid for such solicitation. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. In addition, the Company has engaged the services of Innisfree M&A Incorporated to solicit proxies and will pay such proxy soliciting agent $8,500 plus expenses in connection therewith. Solicitation by such firm may be by mail, personal interview, telephone or facsimile communication.
--------------------------------------------------------------------------------

     Q: WHEN ARE PROPOSALS DUE FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2000 ANNUAL MEETING?

     A: Proposals of the Company's stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than November 23, 1999 to be included in the Company's proxy statement and form of proxy relating to such annual meeting. Any proposal should be addressed to Stephen B. Wiznitzer Esq., Senior Vice President and General Counsel, R.H. Donnelley Corporation, One Manhattanville Road, Purchase, New York 10577, and should be sent by certified mail, return receipt requested.
--------------------------------------------------------------------------------

                           PROPOSALS TO BE VOTED UPON

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes. At the 1999 Annual Meeting of Stockholders, William G. Jacobi and Frank R. Noonan, constituting the nominees for Class III of the Board of Directors, are up for election. (See page 6 for more information regarding the nominees.) If elected, they will each serve until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected. Unless a proxy shall specify that it is not to be voted for them, the shares of common stock represented by each duly executed and returned proxy will be voted FOR their election as directors.

     With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominee or broker non-votes will not be counted toward such nominee's achievement of a plurality. A "broker non-vote" occurs when a broker does not have the authority to vote on a particular proposal. This happens because brokers who hold shares in street name have the authority to vote only on certain routine matters in the absence of instruction from the beneficial owners.

     If any nominee is not a candidate for election at the meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE
NOMINEES.

                                  PROPOSAL 2:
                  REMOVAL OF THE FOREIGN OWNERSHIP RESTRICTION

GENERAL

     The Board of Directors has determined that it would be advisable to amend the Company's Restated Certificate of Incorporation to remove the limitations on the ownership of the Company's common stock by aliens or foreign corporations. A copy of the proposed amendment to the Certificate of Incorporation (the "Amendment") is attached hereto as Exhibit A. The Amendment, if approved, would eliminate the provisions in the Company's Restated Certificate of Incorporation limiting the ownership by aliens or foreign corporations of the Company's stock to not more than one fourth of its stock.

BACKGROUND OF AND REASONS FOR THE REMOVAL OF THE FOREIGN OWNERSHIP RESTRICTION

     On December 17, 1997, the Board of Directors of The Dun & Bradstreet Corporation ("Old D&B") approved in principle a plan to separate into two publicly-traded companies -- the Company and The New Dun & Bradstreet Corporation ("New D&B"). The distribution (referred to herein as the "Spin-Off") was the method by which Old D&B distributed to its stockholders shares of New D&B common stock, which represent a continuing interest in the Old D&B businesses now conducted by New D&B. On July 1, 1998, as part of the Spin-Off, Old D&B distributed to its stockholders shares of New D&B stock. In connection with the Spin-Off, Old D&B changed its name to R.H. Donnelley Corporation and Old D&B common stock has become the Company's common stock. After the Spin-Off, the Company's only operating subsidiary is R.H. Donnelley Inc. ("Donnelley"). In light of the form of this transaction, the Company's certificate of incorporation is the Restated Certificate of Incorporation of Old D&B.

     The Company's Restated Certificate of Incorporation limits (i) the ownership by aliens or their representatives or by a foreign corporation or representatives thereof or by any corporation organized under the laws of a foreign country of the Company's issued capital stock to not more than one fourth of such stock, and (ii) the ownership or control, direct or indirect, by any other corporation of which any officer or more than one-fourth of the directors are aliens or of which more than one-fourth of the capital stock is owned of record or voted by aliens, their representatives or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country. This provision was originally required in the Company's Restated Certificate of Incorporation in order for Old D&B to maintain certain Federal Communications Commission licenses and to avoid the prohibition of
Section 310(a) of the Federal Communications Act, as amended. However, the Company no longer possesses such licenses and, therefore, is not required to have these limitations on foreign ownership. Accordingly, on December 22, 1998, the Board of Directors adopted resolutions approving the Amendment and directing that the Amendment be placed on the agenda for the consideration of the stockholders at the Annual Meeting. Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Restated Certificate of Incorporation and By-Laws in connection with the Amendment.

     Abstentions with respect to Proposal 2 will have the same effect as votes against such proposal. Additionally, with respect to Proposal 2, broker non-votes will not be counted. However, such broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which such majority is calculated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

                                  PROPOSAL 3:
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     It is proposed that the stockholders ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 1999. The Company expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and available to respond to appropriate questions submitted by stockholders. Such representatives will also be afforded an opportunity at such time to make such statements as they may desire.

     Approval by the stockholders of the appointment of independent accountants is not required, but the Board of Directors deems it desirable to submit this matter to stockholders. If holders of a majority of the outstanding shares of common stock present and voting at the meeting do not approve the appointment of PricewaterhouseCoopers LLP, the selection of independent accountants will be reconsidered by the Board.

     With respect to Proposal 3, if a stockholder abstains from voting or directs the stockholder's proxy to abstain from voting, the shares are considered present at the meeting for such proposal but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. With respect to broker non-votes on such proposal, the shares are not considered present at the meeting for such proposal and they are, therefore, not counted in respect of such proposal. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such proposal by reducing the total number of shares from which the majority is calculated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

                               BOARD OF DIRECTORS

                                    NOMINEES

WILLIAM G. JACOBI                                       Director since June 1998

     Mr. Jacobi, 55, has been Chairman of Nielsen Media Research, Inc. from November 1996 to the present. He was Chairman of IMS International from February 1995 to December 1997 and Executive Vice President of Cognizant Corporation from September 1996 to December 1997. Mr. Jacobi served as Executive Vice President of The Dun & Bradstreet Corporation from February 1995 to October 1996 and Senior Vice President of The Dun & Bradstreet Corporation from July 1993 to February 1995.

FRANK R. NOONAN                                        Director since April 1998

     Mr. Noonan, 56, has been a director of Donnelley since February 1995, President since August 1991, and has been Chairman and Chief Executive Officer of the Company and Donnelley since June 30, 1998. In 1989 Mr. Noonan became Senior Vice President Finance of Dun & Bradstreet Information Services. Prior to joining Dun & Bradstreet, Mr. Noonan served as Senior Vice President and Chief Financial Officer of UNUM Corporation and in various financial positions for the General Electric Company. Mr. Noonan is Chairman of the Board of Trustees for United Hospital Medical Center in Port Chester, New York, a member of the Board of Trustees of Manhattanville College, the Vice Chairman of the Board of Governors for the Buick Classic, and a member of the Board of Directors of the Yellow Pages Publishers Association.

                         DIRECTORS CONTINUING IN OFFICE

                CLASS I-TERM EXPIRES AT THE 2000 ANNUAL MEETING

DIANE P. BAKER                                          Director since June 1998

     Ms. Baker, 44, was Senior Vice President and Chief Financial Officer of The New York Times Company from 1995 to 1998. From 1990 through 1995, Ms. Baker was Group Senior Vice President and Chief Financial Officer of R.H. Macy & Co., Inc.

ROBERT KAMERSCHEN                                       Director since June 1998

     Mr. Kamerschen, 63, has been Chairman of ADVO, Inc. since 1989. Prior to January 1999, in addition to serving as Chairman of ADVO, Inc., Mr. Kamerschen had also been Chief Executive Officer since 1988. Mr. Kamerschen currently serves on the boards of ADVO, Inc., IMS Health Incorporated and Micrografx, Inc.

                CLASS II-TERM EXPIRES AT THE 2001 ANNUAL MEETING

CAROL J. PARRY                                          Director since June 1998

     Ms. Parry, 57, has been Executive Vice President in charge of the Community Development Group at The Chase Manhattan Bank (the "Bank") since 1996, its Managing Director from 1992 to 1996 and serves on the Bank's Policy Council, the central governing body of the Bank. Ms. Parry currently serves on the boards of directors of a number of not-for-profit organizations.

     The Bank is Administrative Agent for and one of the banks which provided the Company with its $400 million credit facility, and an affiliate of the Bank was one of the initial purchasers of Donnelley's 9 1/8% subordinated notes in the aggregate principal amount of $150 million. In connection with serving in such roles, the Bank and its affiliate received customary fees.

BARRY LAWSON WILLIAMS                                   Director since June 1998

     Mr. Williams, 54, has been President and Founder of Williams Pacific Ventures, Inc. since 1988, Senior Mediator of JAMS/Endispute, Inc. since 1993, Adjunct Lecturer, Entrepreneurship at Haas School of Business since 1995, and General Partner of WDG Ventures since 1987. Mr. Williams serves on the boards of CompUSA, Inc., Newhall Land & Farming Company, Pacific Gas & Electric Company and Simpson Manufacturing Company.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     On July 2, 1998, the Board of Directors established an Audit & Finance Committee, a Compensation & Benefits Committee and a Nominating Committee.

  Audit and Finance Committee

     The Audit & Finance Committee, among other matters: recommends independent certified public accountants; reviews the scope of the audit examination, including fees and staffing; reviews the independence of the accountants; reviews and approves non-audit services provided by the accountants, if any; reviews findings and recommendations of the accountants and management's response; and reviews the internal audit and control function. In addition, the Audit and Finance Committee has responsibility for reviewing existing financing arrangements and compliance therewith and for making recommendations to the Board regarding financing requirements for the Company and sources for such financing. The Audit and Finance Committee members are Barry Lawson Williams (chairperson), Diane P. Baker and Carol J. Parry.

  Compensation & Benefits Committee

     The Compensation & Benefits Committee, among other matters: reviews management compensation programs; reviews and approves compensation changes for senior management; and administers compensation and benefit plans for management. The Compensation and Benefits Committee members are Robert Kamerschen (chairperson), Diane P. Baker and Barry Lawson Williams.

  Nominating Committee

     The Nominating Committee, among other matters: reviews potential candidates and makes recommendations to the Board of persons to serve on the Board and the various committees of the Board. The Nominating Committee members are Carol J. Parry (chairperson), William G. Jacobi and Robert Kamerschen.

     Stockholders' recommendations for nominees to the Board of Directors will be considered by the Nominating Committee provided such nominations are made in accordance with the Company's By-Laws. (See discussion on page 21.)

                                   ATTENDANCE

     Five meetings of the Board of Directors were held after the Spin-Off in 1998. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of the committees of the Board on which he or she served.

                      DIRECTORS AND EXECUTIVE COMPENSATION

DIRECTORS' COMPENSATION

     The Board of Directors has adopted a non-employee director compensation program providing for certain cash payments and deferred stock and stock option grants annually to each non-employee director. Pursuant to this program, each non-employee director annually will receive a cash retainer of $20,000; 1,500 deferred shares of common stock of the Company, an option to purchase an additional 1,500 shares; $1,000 for each board and committee meeting attended; and $1,000 for each committee meeting of the Board of Directors chaired. In addition, each new non-employee director will receive a grant of an additional 1,500 deferred shares under this program upon his or her appointment to the Board of Directors. Such deferred share and option grants will vest over a period of three years of future service, subject to acceleration in the event of death, disability or retirement of the applicable non-employee director or change in control of the Company. Directors may elect to receive additional deferred shares or options in lieu of cash retainer fees.

EXECUTIVE COMPENSATION

  Background

     As explained above (in Proposal 2), the Company was once the entity referred to herein as Old D&B, and prior to the Spin-Off (July 1, 1998) the officers of the Company were the officers of Old D&B. The discussion of executive compensation that follows focuses exclusively on the team of executives with responsibility for the Donnelley business. As reflected below, the cash compensation was paid by Old D&B prior to July 1, 1998 and by Donnelley thereafter.

  Compensation Information

     The following tables provide information regarding the compensation of the Chief Executive Officer and the next four most highly compensated executive officers (the "Executive Officer Group") in 1998.

                          \ SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                 ANNUAL COMPENSATION            COMPENSATION AWARDS PAYOUTS
                                            -----------------------------   -----------------------------------
                                                                  OTHER        RE-      SECURITIES     LONG-         ALL
                                                                 ANNUAL     STRICTED    UNDERLYING      TERM        OTHER
                                                                 COMPEN-      STOCK      OPTIONS/    INCENTIVE     COMPEN-
NAME AND PRINCIPAL                          SALARY   BONUS(1)   SATION(2)   AWARD(S)     SARS(3)     PAYOUTS(4)   SATION(5)
POSITION POST-SPIN-OFF               YEAR     ($)      ($)         ($)         ($)         ($)          ($)          ($)
----------------------               ----   -------  --------   ---------   ---------   ----------   ----------   ---------
Frank R. Noonan.............    RHD  1998   212,917  204,852       6,287        0        420,000            0       27,234
  Chairman and Chief            D&B  1998   190,000  208,315           0        0              0       83,118            0
                                            -------  -------      ------        --       -------       ------       ------
  Executive Officer           Total         402,917  413,167       6,287        0        420,000       83,118       27,234

                                D&B  1997   347,000  346,913      11,630        0         68,607            0       11,863

Philip C. Danford...........    RHD  1998   149,250  107,190           0        0         81,000            0        9,231
  Senior Vice President and     D&B  1998   141,000   74,662           0        0              0       90,488            0
                                            -------  -------      ------        --       -------       ------       ------
  Chief Financial Officer     Total         290,250  181,852           0        0         81,000       90,488        9,231

                                D&B  1997   265,000  238,582           0        0         56,498            0        8,787

Frederick J. Groser(6)......    RHD  1998   114,468   75,003       2,807        0         63,000            0        9,184
  Senior Vice President         D&B  1998   108,615   42,000           0        0              0       11,713            0
                                            -------  -------      ------        --       -------       ------       ------
                              Total         223,083  117,003       2,807        0         63,000       11,713        9,184

                                D&B  1997   195,000   41,288          29        0         27,336            0        6,238

                                                                                         LONG-TERM
                                                 ANNUAL COMPENSATION            COMPENSATION AWARDS PAYOUTS
                                            -----------------------------   -----------------------------------
                                                                  OTHER        RE-      SECURITIES     LONG-         ALL
                                                                 ANNUAL     STRICTED    UNDERLYING      TERM        OTHER
                                                                 COMPEN-      STOCK      OPTIONS/    INCENTIVE     COMPEN-
NAME AND PRINCIPAL                          SALARY   BONUS(1)   SATION(2)   AWARD(S)     SARS(3)     PAYOUTS(4)   SATION(5)
POSITION POST-SPIN-OFF               YEAR     ($)      ($)         ($)         ($)         ($)          ($)          ($)
----------------------               ----   -------  --------   ---------   ---------   ----------   ----------   ---------
Alexander R. Marasco........    RHD  1998   114,438   82,179       2,045        0         63,000            0       11,712
  Senior Vice President         D&B  1998   108,250   64,499           0        0              0       33,091            0
                                            -------  -------      ------        --       -------       ------       ------
                              Total         222,688  146,678       2,045        0         63,000       33,091       11,712

                                D&B  1997   207,900   91,200       6,590        0         27,336            0        6,742
David C. Swanson............    RHD  1998   106,875   76,820       3,144        0         58,050            0        8,096
  Senior Vice President         D&B  1998   100,000   32,000           0        0              0       11,713            0
                                            -------  -------      ------        --       -------       ------       ------
                              Total         206,875  108,820       3,144        0         58,050       11,713        8,096

                                D&B  1997   195,000   41,927       2,162        0         27,336            0        6,238

---------------
(1) The RHD 1998 bonus amounts shown were earned with respect to the second half of the year and paid in February 1999. The 1998 D&B bonus amounts were earned for the first half of the year and paid out at the time of the Spin-Off. Included in the D&B 1998 bonus for Mr. Noonan is a $50,000 special spin transition bonus. The 1997 bonus amounts shown were earned with respect to that year and paid in 1998.

(2) Amounts shown represent reimbursement for taxes paid by the named executive officers with respect to company-directed travel and certain other expenses.

(3) Amounts shown represent the number of non-qualified stock options granted in 1998. The exercise price and number of shares underlying such options have been adjusted to give effect to a reverse stock split, which was completed by the Company on August 24, 1998.

(4) Included in the D&B 1998 amounts are two performance share grants earned under the Key Employees Performance Unit Plan ("PUP"). The first grant commenced in January 1997 and was paid pro rata, at the time of the Spin-Off, based on performance goals covering the period January 1997 through the Spin-Off. Only Mr. Danford received a payment under the January 1997 PUP. The second grant commenced in January 1998 and was paid pro rata, at the time of the Spin-Off, based on performance goals covering the period January 1998 through the Spin-Off. All performance shares were paid in unrestricted shares of the Company's common stock.

(5) Amounts shown represent aggregate annual Company contributions for the account of each named executive officer under the Company's Profit Participation Plan (the "PPP"), and the Profit Participation Benefit Equalization Plan (the "PPBEP"), which plans were open to employees of the Company. The PPP is a tax-qualified defined contribution plan and the PPBEP is a non-qualified plan that provides benefits to participants in the PPP equal to the amount of Company's contributions that would have been made to the participant's PPP account but for certain Federal tax laws.

(6) As of March 1999, Mr. Groser is no longer employed by the Company.

                      STOCK OPTION/SAR GRANTS IN LAST YEAR

     The following table provides information on grants of options to the Chief Executive Officer and the Executive Officer Group for the year ended December 31, 1998.

                                 NUMBER OF       % OF TOTAL
                                 SECURITIES     OPTIONS/SARS
                                 UNDERLYING      GRANTED TO     EXERCISE OR                  GRANT DATE
                                OPTIONS/SARS    EMPLOYEES IN    BASE PRICE     EXPIRATION      PRESENT
                                GRANTED(1) #      1998(2)        ($/SHARE)        DATE       VALUE(3)($)
                                ------------    ------------    -----------    ----------    -----------
Frank R. Noonan...............    420,000           20.6%         15.3125       07/14/08      2,559,638
Philip C. Danford.............     81,000            4.0%         15.3125       07/14/08        493,644
Frederick J. Groser...........     63,000            3.1%         15.3125       07/14/08        383,946
Alexander R. Marasco..........     63,000            3.1%         15.3125       07/14/08        383,946
David C. Swanson..............     58,050            2.8%         15.3125       07/14/08        353,778

---------------
(1) The underlying options were granted to the Chief Executive Officer and the Executive Officer Group on July 14, 1998 and are exercisable in 25% increments annually commencing on July 14, 2000 and on each anniversary thereof. The exercise price and number of shares underlying such options have been adjusted to give effect to a reverse stock split, which was completed by the Company on August 24, 1998.

(2) Total options granted to employees from the Spin-Off through December 31, 1998.

(3) The hypothetical grant date present values are calculated under the modified Black-Scholes Option Price Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. Range of factors used to value the July 14, 1998 option grants include the stock's expected volatility rate (35.0%), risk free rate of return (5.46%), dividend yield (0%), projected time of exercise (7 years) and projected risk and forfeiture rate for vesting period (5% per annum).

                        AGGREGATE YEAR END OPTION VALUES

     The following table provides information concerning the number and value of unexercised stock options held at December 31, 1998 by the Chief Executive Officer and the Executive Officer Group.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                               OPTIONS/SAR'S AT                OPTIONS/SAR'S
                                   SHARES                         YEAR-END(2)                 AT YEAR-END(3)
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
                                 EXERCISE(1)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                 -----------   --------   -----------   -------------   -----------   -------------
Frank R. Noonan................       0           0         308,087        517,686       1,260,408       159,863
Philip C. Danford..............       0           0         100,347        130,371         315,046        43,866
Frederick J. Groser............       0           0          79,016        104,448         276,722        71,607
Alexander R. Marasco...........       0           0         110,515        104,448         441,189        71,607
David C. Swanson...............       0           0          59,587         99,498          99,498        71,607

---------------
(1) No shares were acquired on exercise by the Chief Executive Officer and the Executive Officer Group during 1998.

(2) No SAR's were outstanding at December 31, 1998.

(3) The exercise price and number of shares underlying such options have been adjusted to give effect to the Spin-Off and the reverse stock split. The values shown equal the difference between the exercise price of the unexercised in-the-money options and the closing market price of the Company common stock at December 31, 1998 ($14.625). Options are in-the-money if the fair market value of the Company common stock exceeds the exercise price of the option.

                  LONG-TERM INCENTIVE PLAN AWARDS IN LAST YEAR

     The following table provides information on Long-Term Incentive Plan awards to the Chief Executive Officer and the Executive Officer Group during the year ended December 31, 1998.

                                              PERFORMANCE     UNDER NON-STOCK PRICE-BASED PLANS(1)
                                               OR OTHER             ESTIMATED FUTURE PAYOUTS
                                             PERIOD UNTIL     -------------------------------------
                                              MATURATION      THRESHOLD($)   TARGET($)   MAXIMUM($)
NAME                                           OR PAYOUT          (0%)        (100%)       (200%)
----                                       -----------------  ------------   ---------   ----------
Frank R. Noonan..........................  7/1/98 -- 12/31/99      0          688,000    1,376,000
Philip C. Danford........................  7/1/98 -- 12/31/99      0          300,000      600,000
Frederick J. Groser......................  7/1/98 -- 12/31/99      0          230,000      460,000
Alexander R. Marasco.....................  7/1/98 -- 12/31/99      0          230,000      460,000
David C. Swanson.........................  7/1/98 -- 12/31/99      0          215,000      430,000

---------------
(1) Upon completion of the performance period, the dollar amounts awarded are calculated based on performance against economic profit and EPS goals. The dollar amount is then converted into a number of performance shares (PERS) by dividing the dollar amount by the Company's stock price (calculated as the average of the high and low prices of the Company's stock on the last 20 trading days of the performance period). One third of such shares will be payable after completion of the performance period, an additional one-third will be payable one year thereafter, and the last one-third two years thereafter.

                              RETIREMENT BENEFITS

     The following table sets forth the estimated aggregate annual benefits payable under the Company's Retirement Account Plan, Pension Benefit Equalization Plan ("PBEP") and Supplemental Executive Benefit Plan ("SEBP") to Messrs. Noonan and Danford upon retirement at age 65. Amounts shown in the table include U.S. Social Security benefits and benefits payable under predecessor plans of the Company which would be deducted in calculating benefits payable under these plans. These aggregate annual retirement benefits do not increase as a result of additional credited service after 15 years.

  AVERAGE                          YEARS OF PARTICIPATION SERVICE
   FINAL       -----------------------------------------------------------------------
COMPENSATION    5 YRS      10 YRS      15 YRS       20 YRS       25 YRS       30 YRS
------------   --------   --------   ----------   ----------   ----------   ----------
 $  450,000    $112,500   $225,000   $  270,000   $  270,000   $  270,000   $  270,000
    500,000     125,000    250,000      300,000      300,000      300,000      300,000
    550,000     137,500    275,000      330,000      330,000      330,000      330,000
    700,000     175,000    350,000      420,000      420,000      420,000      420,000
    850,000     212,500    425,000      510,000      510,000      510,000      510,000
  1,000,000     250,000    500,000      600,000      600,000      600,000      600,000
  1,300,000     325,000    650,000      780,000      780,000      780,000      780,000
  1,600,000     400,000    800,000      960,000      960,000      960,000      960,000
  1,900,000     475,000    950,000    1,140,000    1,140,000    1,140,000    1,140,000

     The number of years of credited service under the plans as of December 31, 1998 of Messrs. Noonan and Danford are 9 and 10, respectively.

     Compensation, for the purpose of determining retirement benefits, consists of salary, wages, regular cash bonuses, commissions and overtime pay. Severance pay, contingent payments and other forms of special remuneration are excluded. Bonuses included in the Summary Compensation Table are normally not paid until the year following the year in which they are accrued and expensed; therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses earned in the previous year, but paid in the current year, are part of retirement compensation in the current year, and current year's bonuses included in the Summary Compensation Table are not. For

1998, compensation for purposes of determining retirement benefits also varies from the Summary Compensation Table in that the amounts shown in the "Bonus" column include performance share payouts under the PUP, which are not creditable compensation under the retirement plans.

     For the reasons discussed above, compensation for determining retirement benefits for the named executive officers differed by more than 10% from the amounts shown in the Summary Compensation Table. 1998 compensation for purposes of determining retirement benefits for Messrs. Noonan and Danford was $868,842 and $464,782, respectively.

     Average final compensation is defined as the highest average annual compensation during five consecutive twelve-month periods in the last ten consecutive twelve-month periods of the member's credited service. Members vest in their accrued retirement benefit upon completion of five years of service. The benefits shown in the table above are calculated on a straight-life annuity basis.

     The Retirement Account Plan, together with the PBEP, provides retirement income based on a percentage of annual compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%, based on age and credited service. Amounts allocated also receive interest credits based on 30-year Treasury rates with a minimum interest credit rate of 3%. Messrs. Marasco and Swanson participate only in the Retirement Account Plan and the PBEP, but do not participate in the SEBP. The number of years of credited service under the plans as of December 31, 1998 of Messrs. Marasco and Swanson are 21.5 and 12.5, respectively. Based on their current salaries (as set forth in the Employment Agreements section that follows), the annual projected pension at normal retirement ages for Messrs. Marasco and Swanson are $191,000 and $140,000, respectively. Mr. Groser, whose employment terminated in March 1999, had 19.5 years of credited service and will be entitled to an annual pension of $54,966.00 when he reaches retirement age.

     The SEBP provides retirement benefits in addition to the benefits provided under the Retirement Account Plan and the PBEP. The SEBP has the effect of increasing the retirement benefits under the Retirement Account Plan and the PBEP to the amounts depicted in the preceding table under the compensation levels applicable to Messrs. Noonan and Danford. The SEBP provides maximum benefits after 20 years. Executives close to or eligible for retirement, as approved by the chairman and chief executive officer of the Company, will receive maximum benefits after 15 years.

                             EMPLOYMENT AGREEMENTS

     Each of the Chief Executive Officer and the members of the Executive Officer Group executed an employment agreement with the Company dated as of September 28, 1998. Mr. Groser's employment with the Company terminated in March 1999. Pursuant to the terms of his employment agreement (which are discussed below), Mr. Groser is entitled to compensation and benefits continuation in connection with his termination of employment.

     The base salary and bonus opportunity established by the employment contracts are as follows:

NAME                                       BASE SALARY    GUIDELINE BONUS OPPORTUNITY
----                                       -----------    ---------------------------
                                                              (% OF BASE SALARY)
Frank R. Noonan..........................   $430,000                  80%
Philip C. Danford........................   $300,000                  60%
Frederick J. Groser......................   $230,000                  60%
Alexander R. Marasco.....................   $230,000                  60%
David C. Swanson.........................   $215,000                  60%

The bonus is measured as a percentage of base salary and is governed by the Company's Annual Incentive Plan which mandates the establishment of criteria for the determination of an executive's bonus. The foregoing compensation is subject to annual review and increase.

     The terms and conditions of each of the employment agreements are substantially similar, except where indicated below. The key terms of the employment agreements are as follows:

TERM The employment agreements expire on June 30, 2001, subject to automatic one-year renewals unless notice has been given ninety days prior to any termination date, provided, however, a nonrenewal of the employment agreement by the Company shall be considered a termination without Cause*.

ADDITIONAL COMPENSATION      Each executive is eligible to participate in all
                             bonuses, long-term incentive compensation, stock options and other equity participation arrangements made available to other senior executives of the Company.

BENEFITS Each executive is eligible to participate in all employee benefit programs (including fringe benefits, vacation, pension and profit sharing plan participation and life, health, accident and disability insurance) no less favorable than prior to September 28, 1998.

TERMINATION WITHOUT CAUSE*
BY
THE COMPANY NOT ARISING
FROM A
CHANGE IN CONTROL*           Chief Executive Officer: Receives a severance
                             package equal to three times the sum of his base salary and target bonus.
                             Executive Officer Group: Each receives a severance package equal to two times the sum of his base salary and target bonus.
                             Both the Chief Executive Officer and the Executive
                             Officer Group receive continuation of benefits for three and two years, respectively.

TERMINATION ARISING FROM A
CHANGE IN CONTROL            Each executive shall receive a severance package
                             equal to three times the sum of his base salary and target bonus and continuation of benefits for three years.

DEATH/DISABILITY             Each executive shall receive salary through date of
                             termination and a pro rata portion of the target bonus.

EXCISE TAX                   The compensation of each executive will be grossed
                             up for any excise tax imposed under Section 4999 of
                             the U.S. Internal Revenue Code relating to any
                             payments made on account of a Change in Control or
                             a termination of the executive's employment.
---------------
* Such terms have the meaning ascribed to such terms in the employment agreements.

PERFORMANCE MEASUREMENT COMPARISON

     The following graph sets forth as of December 31, 1998, the cumulative total stockholder return on the Company's common stock compared with the cumulative total return of the Russell 2000 Stock Index and a peer group of the Company. As the Company is not included in an identifiable and accepted peer group, the Company created a peer group based on several factors: revenues, net income and enterprise value, which is comprised of market capitalization and total debt. The peer group includes the following companies: Acxiom Corporation, Advest Group Inc., ADVO, Inc., APAC Teleservices, Inc., Catalina Marketing Corporation, HA-LO Industries, Inc., Hanover Direct, Inc., LCS Industries, Inc., National Processing, Inc., Personnel Group of America, Inc., Precision Response Corporation, Romac International Inc., Sitel Corporation, TMP Worldwide Inc., True North Communications, Inc., Valassis Communications, Inc. and The Vincan Group, Inc.

     The total return assumes a $100 investment on July 1, 1998 (the date of the Spin-Off) and reinvestment of dividends in the Company's common stock and in each index.

R.H. DONNELLEY CORP.                                                  PEER GROUP INDEX                  RUSSELL 2000 INDEX
--------------------                                                  ----------------                  ------------------
100                                                                        100.00                            100.00
88                                                                          95.73                             91.91
85.5                                                                        75.10                             74.06
80.23                                                                       83.94                             79.85
90.77                                                                       85.01                             83.11
98.02                                                                       88.37                             87.37
95.56                                                                      102.87                             92.63

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                           ON EXECUTIVE COMPENSATION

                      COMPENSATION AND BENEFITS COMMITTEE

     The Compensation & Benefits Committee of the Board of Directors (the "Committee") is comprised entirely of outside and independent Directors. The Committee is responsible for establishing, implementing, administering and monitoring the Company's strategy, policies and plans for executive compensation.

                       EXECUTIVE COMPENSATION OBJECTIVES

     The Company's executive compensation objectives are to:

     - Attract and retain top-performing executives at the corporate level and in each of the Company's business units

     - Provide compensation opportunities that are fair and competitive with those provided by comparable organizations

     - Utilize compensation vehicles that are cost-effective and tax efficient

     - Motivate and reward its executives based on corporate, business unit and individual annual and long-term business performance, strategic progress and the creation of stockholder value

                                    SPIN-OFF

     The Committee, which was established immediately following the Spin-Off, renders this report to stockholders on the compensation of the Company's Chief Executive Officer and other Executive Officers for the period commencing July 1, 1998 and ending on December 31, 1998. As shown in the Summary Compensation Table, these individuals were compensated by Old D&B based on their responsibilities and performance during the first half of 1998 under Old D&B's compensation plans. Upon the Spin-Off, the Committee was charged with implementing a comprehensive executive compensation program to aid in the transition of the Company from a subsidiary of Old D&B to a free-standing publicly owned entity. As a result, the Committee reviewed and amended the Old D&B plans in an effort to develop a set of compensation plans appropriate and supportive of the objectives and policies of the Company discussed herein. The Committee, then, where appropriate, derived performance targets for periods commencing after the Spin-Off.

                   DETERMINING EXECUTIVE OFFICER COMPENSATION

     In accordance with its responsibilities, the Committee reviews the Company's overall corporate mission, strategy and objectives. These form the basis both for supporting corporate and business unit annual goals that are subject to Board and Committee review and approval at the beginning of each year, and for Executive Officer performance initiatives. Based on this review, the Committee, in its sole discretion, determines the Company's total compensation structure for the year, including the elements and level of compensation opportunities and the variable portion of "at risk" pay for performance and equity participation. At year-end, results achieved and strategic progress at the corporate, business unit and individual levels are assessed by the Committee, relative to previously approved goals, taking into consideration prevailing economic and business conditions and opportunities, performance by comparable organizations, and stockholder value.

     In establishing the Company's executive compensation structure and program, the Committee also considers:

     - Industry conditions

     - Corporate performance relative to a selected peer group

     - Current market data among comparable companies

     - Current and evolving practices and trends among comparable companies

     - Overall effectiveness of the program in measuring and rewarding desired performance levels

     The Committee has been assisted in this review and evaluation by an independent consulting firm retained by the Company to serve as outside experts in the discharge of the Committee's responsibilities. The consultants provide data to the Committee, relative to the above-mentioned considerations, with respect to the compensation paid to the Chief Executive Officer and other Executive Officers. In setting competitive compensation levels, the Company compares itself with a peer group of companies based on several factors including revenues, net income and enterprise value, which is comprised of market capitalization and total debt. Based on this information, the Committee evaluates the reasonableness, fairness and competitiveness of the Company's executive compensation program. The compensation comparison group used is essentially the same as the performance peer group used for the Performance Measurement Comparison.

                            COMPENSATION COMPONENTS

     The compensation program for the Company's Chief Executive Officer and other Executive Officers, modified by the Committee immediately subsequent to the Spin-Off to reflect the business challenges of the new independent Company, is comprised of three major elements:

     - Base Salary

     - Annual Incentive Opportunity

     - Long-Term Equity Incentive Opportunities

     Base salaries and total compensation for target performance is generally positioned in the mid-range of the peer group. Actual annual and long-term incentive compensation levels, which are based on performance relative to aggressive goals, will vary from year to year below and above those of the peer group.

BASE SALARY:

                               EXECUTIVE OFFICERS

     Salaries are established relative to the competitive marketplace at the appropriate level and reflect the individual performance and contribution of each Executive Officer to the business, the level of the executive's experience and overall corporate financial circumstances. Base salaries are generally subject to annual review for adjustment by the Committee. Recommendations are provided by the Chief Executive Officer after an annual performance evaluation of each executive. Once approved by the Committee, the salaries of the Chief Executive Officer and other Executive Officers were reflected in employment agreements which were entered into subsequent to the Company becoming an independent, public corporation in July 1998 and are described herein under "Employment Agreements." The contracts provide for minimum salaries that are subject to future review and possible upward adjustment by the Committee.

                                      CEO

     Pursuant to the terms of his employment agreement, Mr. Noonan's salary was increased effective July 1998 from $380,000 to $430,000, a 13% increase. The adjustment was in recognition of the Company's becoming an independent publicly-traded corporation, and Mr. Noonan's leadership and performance in assuming additional responsibilities and duties.

ANNUAL INCENTIVE OPPORTUNITY:

                               EXECUTIVE OFFICERS

     Executive Officers participate in the Annual Incentive Plan ("AIP") under which annual incentive awards are generally made in cash. Each Executive Officer is assigned performance goals and an annual incentive award opportunity based on position responsibilities. Performance weightings vary by Executive Officer and include corporate performance goals and/or business unit performance goals for those Executive Officers who have business unit responsibilities. In addition, the Committee may, in its sole discretion, adjust annual incentive awards by 20%, based on an individual's annual accomplishments and achievements versus pre-defined goals.

     In connection with the Spin-Off, the AIP was amended to permit a six-month performance period from July 1, 1998 to December 31, 1998. For the six-month period, performance goals included advertising sales, operating income, and earnings per share growth for all Executive Officers, and business unit advertising sales and operating income for those Executive Officers who also have business unit responsibilities. Based on performance versus goals for this six-month period, awards to Executive Officers, including the Chief Executive Officer, averaged 117% of target. The above target payout reflects the Company's strong performance which included adjusted EPS growth of 11.2% and operating income growth of over 5.3% for the year. Except for the CEO, the target annual award opportunity for the named Executive Officers is 60% of base salary. No individual adjustments were made by the Committee.

                                      CEO

     For the six-month performance period as outlined above, Mr. Noonan had performance goals based on the Company's advertising sales, operating income, and earnings per share. Based on results versus these performance goals, Mr. Noonan received a six-month incentive award of $204,852, or 119% of his six-month incentive target. Mr. Noonan's six-month target is set at 80% of base salary. As stated above, the above target payout reflects the Company's strong performance during the year.

LONG-TERM INCENTIVE EQUITY OPPORTUNITIES:

                               EXECUTIVE OFFICERS

     Grants are in the form of stock options and long-term performance-based stock awards. These equity opportunities are designed to align the interests of Executive Officers and the stockholders in the Company's long-term growth by increasing the Executive Officers' equity position in the Company.

-  STOCK OPTIONS

     Executive Officers, including the Chief Executive Officer, were granted stock options under the 1991 Key Employees Stock Option Plan shortly after the Spin-Off in recognition of the Company's new status as a free-standing entity. Subsequent option grants to the Chief Executive Officer and other Executive Officers are currently scheduled for the year 2000 and annually thereafter. For purposes of motivation and retention, a one-time grant of 200 shares (post-reverse split) was also awarded at Spin-Off to 1,278 non-executive employees who do not regularly participate in annual option grants.

-  LONG-TERM PERFORMANCE-BASED STOCK AWARDS

     This "at risk" equity interest in the Company was granted to Executive Officers, including the Chief Executive Officer, under the Company's Key Employee Performance Unit Plan, with such grants in the form of performance shares ("PERS"). Target award opportunities are determined as a percent of base salary. To replace the two-year D&B long-term award program which commenced in January 1998 and was terminated at mid-year, the first PERS performance period with full award opportunity will be based on performance vs. objectives from July 1998 to December 1999. The Committee established economic profit and earnings per share growth objectives for this performance period.

     PERS award values determined upon the completion of each performance period are converted into shares which vest and are payable one-third upon completion of the performance period, an additional one-third one year thereafter and the last one-third two years thereafter.

     The second performance period with a regular three-year cycle will begin January 1, 1999, with the current plan calling for new cycles commencing every other year thereafter.

     It is the Committee's policy to make stock option grants, as well as long-term performance related stock award opportunities to Executive Officers, on a discretionary basis within a guideline range that takes into account the position responsibilities of each individual Executive Officer and competitive practice. Such grants reflect the relative value of the individual's position, as well as the current performance, continuing contribution and prospective impact of Executive Officers, including the Chief Executive Officer, on the Company's future success and creation of long-term stockholder value.

                                      CEO

     In connection with the Spin-Off, Mr. Noonan received an option grant of 420,000 shares (post-reverse split) and is eligible for a PERS award at target performance of $688,000 in Company stock after completion of the long-term performance period ending December 31, 1999.

                               TAX CONSIDERATIONS

     As noted above, the Company's executive compensation objective is to be cost-effective and tax efficient. Section 162(m) of the Code limits the tax deduction to $1 million for compensation paid to the executive officers identified in the proxy unless certain requirements are met. One of the requirements is that compensation over $1 million must be based upon attainment of performance goals approved by stockholders. The Annual Incentive Plan, the 1991 Key Employees Stock Option Plan and the Key Employees Performance Unit Plan are designed to meet these requirements. The Committee's policy is to preserve corporate tax deductions attributable to the compensation of executives while maintaining the flexibility to approve, when appropriate, compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.

                                 GOING FORWARD

     As the Company moves forward in its efforts to create stockholder value in the years ahead, the Committee will continue to review, monitor and evaluate the Company's program for executive compensation to assure that it is internally effective in support of the Company's strategy, is competitive in the marketplace to attract, retain and motivate the talent needed to succeed, and appropriately rewards performance on behalf of the Company's stockholders.

     COMPENSATION AND BENEFITS COMMITTEE

     Robert Kamerschen, Chairperson
     Diane P. Baker
     Barry Lawson Williams

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of the Company's common stock beneficially owned as of March 12, 1999 by (i) owners of more than 5% of the outstanding shares of the Company's common stock, (ii) each of the Company's directors, (iii) each of the Company's named executive officers, and (iv) all directors and executive officers of the Company as a group. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares owned beneficially by them. The mailing address for each of the Company's directors and executive officers listed below is One Manhattanville Road, Purchase, NY 10577.

                                                                    SHARES OF THE COMPANY
                                                                        COMMON STOCK
                                                              ---------------------------------
                                                              AMOUNT BENEFICIALLY    PERCENTAGE
BENEFICIAL OWNERS                                                  OWNED(1)           OF CLASS
-----------------                                             -------------------    ----------
Frank R. Noonan.............................................          321,816(2)           *
Philip C. Danford...........................................          106,103(3)           *
Frederick J. Groser.........................................           79,597(4)           *
Alexander R. Marasco........................................          132,808(5)           *
David C. Swanson............................................           69,575(6)           *
Diane P. Baker..............................................            3,045(7)           *
William G. Jacobi...........................................            4,161(7)           *
Robert Kamerschen...........................................            8,045(7)           *
Carol J. Parry..............................................            3,045(7)           *
Barry Lawson Williams.......................................            5,497(7)           *
All Directors and Executive Officers as a Group.............          874,117(8)        2.52%
Harris Associates L.P., its general partner,................        3,011,787(9)        8.88%
  Harris Associates, Inc. and Harris Associates Investment
  Trust, series designated the Oakmark Fund
  Two North LaSalle Street,
  Ste. 500
  Chicago, Illinois 60602-3790
Fir Tree, Inc. d/b/a Fir Tree Partners......................        3,325,620(10)       9.80%
  535 Fifth Avenue
  31st Floor
  New York, New York 10017
Institutional Capital Corporation...........................        3,083,164(11)       9.09%
  225 West Wacker Drive
  Suite 2400
  Chicago, Illinois 60606
Franklin Mutual Advisers, Inc. .............................        2,017,332(12)       5.95%
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078

---------------
  *  Represents ownership of less than 1%.

 (1) The amounts and percentage of the Company's common stock beneficially owned are reported on the basis of rules and regulations of the Securities and Exchange Commission (the "SEC") governing the determination of beneficial ownership of securities. Under such rules and regulations, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has a right to acquire beneficial ownership of within 60 days. Under these rules and regulations, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities in which he has no economic interest.

 (2) Includes 310,038 shares of the Company's common stock which may be acquired pursuant to options exercisable as of March 12, 1999 or within 60 days thereafter and shares held by Mr. Noonan in his 401(k) account.

 (3) Includes 100,347 shares of the Company's common stock which may be acquired pursuant to options exercisable as of March 12, 1999 or within 60 days thereafter.

 (4) Includes 79,016 shares of the Company's common stock which may be acquired pursuant to options exercisable as of March 12, 1999 or within 60 days thereafter.

 (5) Includes 110,515 shares of the Company's common stock which may be acquired pursuant to options exercisable as of March 12, 1999 or within 60 days thereafter and shares held by Mr. Marasco in his 401(k) account.

 (6) Includes 59,587 shares of the Company's common stock which may be acquired pursuant to options exercisable as of March 12, 1999 or within 60 days thereafter and shares held by Mr. Swanson in his 401(k) account.

 (7) Includes (i) options to purchase 1,500 shares of the Company's common stock, which options will become exercisable in equal increments on the day before each of the 1999, 2000 and 2001 annual meetings, and (ii) 1,500 deferred shares of the Company's common stock which will vest in equal increments on the day before each of the 1999, 2000 and 2001 annual meetings.

 (8) Includes options to purchase 797,997 shares of the Company's common stock.

 (9) Harris Associates L.P. ("Harris") and its sole general partner, Harris Associates, Inc. ("Harris Inc."), jointly filed a Schedule 13G with the Commission on or about February 8, 1999. According to such Schedule 13G, Harris, a registered investment adviser, had as of December 31, 1998, shared voting power over 3,011,787 shares of the Company's common stock. Of such shares, Harris had sole dispositive power over 840,767 shares and shared dispositive power over 2,171,020 shares. Harris serves as investment adviser to the Harris Associates Investment Trust (the "Trust"). Of the 2,171,020 shares that Harris has shared dispositive power, 2,098,260 are owned by The Oakmark Fund, a series of the Trust.

(10) The information on the share ownership by Fir Tree, Inc. ("Fir Tree") is based on a Form 13F filed by Fir Tree for the quarter ended December 31, 1998, a copy of which was provided to the Company. Fir Tree previously filed a 13D with the Commission on August 6, 1998. The 13D indicates that Mr. Jeffrey Tannenbaum is the sole shareholder, executive officer, director and principal of Fir Tree. Accordingly, Fir Tree and Mr. Tannenbaum have sole voting and dispositive power over the 3,325,620 shares.

(11) Institutional Capital Corporation ("ICC") and Mr. Robert H. Lyon, the president and majority shareholder of ICC filed a 13G with the Commission on February 16, 1999. According to such Schedule 13G, ICC, a registered investment adviser, had as of December 31, 1998, sole voting power over 2,913,164 shares and sole dispositive power over 3,083,164 shares.

(12) Franklin Mutual Advisers, Inc. ("Franklin") filed a 13G with the Commission on or about January 28, 1999. According to such Schedule 13G, Franklin, a registered investment adviser, had, as of December 31, 1998, sole dispositive and voting power over the 2,017,332 shares.

                               OTHER INFORMATION

NOMINATING MEMBERS OF THE BOARD OF DIRECTORS

     The Company's By-Laws provide that stockholders may nominate individuals for the Board of Directors if such nomination is made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice of prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1998.

DELIVERY OF ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge a copy of the Company's annual report on form 10-K for the year ended December 31, 1998, to each of the Company's stockholders of record on March 15, 1999 and each beneficial stockholder on that date, upon receipt of a written request therefor mailed to the Company's offices, One Manhattanville Road, Purchase, New York 10577,
Attention: Investor Relations. Requests from beneficial stockholders must set forth a good faith representation as to such ownership on that date.

RETURN OF PROXY

     It is important that the accompanying proxy be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are earnestly requested to date, sign and return your proxy in the enclosed envelope. No postage is required if mailed in the United States.

                                          By Order of the Board of Directors

                                          /s/ Jane B. Clark

                                          Jane B. Clark
                                          Vice President and
                                          Corporate Secretary

March 22, 1999
Purchase, New York

                                   EXHIBIT A
                       PROPOSED CERTIFICATE OF AMENDMENT
                 TO THE RESTATED CERTIFICATE OF INCORPORATION,
                         OF R.H. DONNELLEY CORPORATION

     R.H. Donnelley Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby amend the Restated Certificate of Incorporation of the Corporation.

     The undersigned hereby certifies that this amendment to the Restated Certificate of Incorporation, as amended, of the Corporation has been duly adopted in accordance with Section 242 of the DGCL.

     Article FIFTH of the Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the last paragraph thereof.

     THE UNDERSIGNED, being the           of the Corporation, for the purpose of
amending the Restated Certificate of Incorporation of the Corporation pursuant to the DGCL, does make this amendment to the Restated Certificate of Incorporation of the Corporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have
hereunto set my hand as of this      day of           , 1999.

                                          R.H. DONNELLEY CORPORATION

                                          By:
                                            ------------------------------------
                                          Name:
                                          Title:

ATTEST:

---------------------------
Name:
Title:

                           R.H. DONNELLEY CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 27, 1999
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Frank R. Noonan, Philip C. Danford and Stephen B. Wiznitzer, and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of R.H. Donnelley Corporation (the "Company"), to be held at CT Corporation, 1209 Orange Street, Wilmington, Delaware, on April 27, 1999 at 9:00 a.m. local time, and at any adjournments or postponements thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ELECTION OF THE NOMINEES FOR THE CLASS III MEMBERS OF THE BOARD OF DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR ITEMS 2 AND 3. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE AND SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

(1)      Election of Class III Members of the Board of Directors

                                                             WITHHOLD AUTHORITY
   Nominee                          VOTE FOR                   TO VOTE FOR

William G. Jacobi                    |_|                           |_|
Frank R. Noonan                      |_|                           |_|


(2) Amend the Company's Restated Certificate of Incorporation to remove the foreign ownership restriction.

                              FOR  |_|       AGAINST  |_|      ABSTAIN  |_|

(3) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 1999.

                              FOR  |_|       AGAINST  |_|      ABSTAIN  |_|

(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Signature:___________________         Dated:_______________, 1999



                                      NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation, officer, attorney, agent, trustee or guardian, etc., please add your full title to your signature.



                                       28